Exhibit 99.2

Q3 FY07 Question & Answer

March 22, 2007

1.	What were some examples of major brands in the Consumer Foods segment posting sales growth for the quarter?

Blue Bonnet

Chef Boyardee

DAVID

Egg Beaters

Hebrew National

Hunt’s

Marie Callender’s

Manwich

Orville Redenbacher’s

PAM

Rosarita

Rotel

Snack Pack

Wolf

VanCamp’s

Sales for Slim Jim and Wesson were in line with last year’s amounts.

2.	What were some examples of major brands in the Consumer Foods segment posting sales declines for the quarter?

ACT II

Banquet

Healthy Choice

Kid Cuisine

Knott’s Berry Farm

LaChoy

Libby’s

Parkay

Reddi-wip

3.	What were unit volume changes for the quarter in the Consumer Foods and Food and Ingredients segments?

Consumer Foods volume declined 1%; excluding the peanut butter business and the impact of divested businesses in prior year results, volume increased 1%.

Food and Ingredients volume increased 1%.

4.	How much was total depreciation and amortization (all types) from continuing operations for the quarter?

Approximately $91 million (versus approximately $78 million in Q3 2006)

5.	How much was total depreciation and amortization (all types) from continuing operations for the fiscal year-to-date?

Approximately $268 million (versus $227 million through Q3 2006)

6.	How much were capital expenditures from continuing operations for the quarter?

Approximately $147 million (versus approximately $54 million in Q3 2006)

7.	How much were capital expenditures from continuing operations for the fiscal year-to-date?

Approximately $258 million (versus $175 million through Q3 2006)

8.	What was the net interest expense for the quarter?

Approximately $56 million (versus approximately $69 million in Q3 2006)

9.	What was the net interest expense for the fiscal year-to-date?

Approximately $166 million (versus approximately $210 million through Q3 2006)

10.	What was corporate expense for the quarter?

Approximately $86 million, including $5 million of benefit from a legal settlement (versus approximately $171 million in Q3 2006, which included $73 million of expense from items that impact comparability).

11.	How much did the company pay in dividends during the quarter?

$91 million

12.	How much did the company pay in dividends fiscal year-to-date?

$276 million

13.	What was the weighted average number of diluted shares outstanding for the quarter?

507 million shares

14.	What were the gross margins and operating margins for the quarter ($ amounts in millions, rounded)?

Gross	margin = gross profit* divided by net sales
Gross	margin = $775/$2,918 = 26.6%

Operating margin = segment operating profit** divided by net sales

Operating margin = $411/$2,918 = 14.1%

* Gross profit = net sales – costs of goods sold ($2,918 – $2,143 = $775)

**See third-quarter segment operating results for a reconciliation of operating profit to income from continuing operations before income taxes and equity method investment earnings (loss). Income from continuing operations before income taxes and equity method investment earnings (loss), divided by net sales = $269/$2,918 = 9.2%.

15.	What is included in the company’s net debt at the end of the quarter (in millions)?

	Q3 FY07	Q3 FY06
Total debt*	$3,480	$3,842
Less: Cash on hand	$497	$ 237

Net debt total	$2,983	$3,605

* Total debt = notes payable, short-term debt, long-term debt, and subordinated debt.

16.	What is the net debt to total capital ratio at quarter end?

39% currently and 43% a year ago

This ratio is defined as net debt divided by the sum of net debt plus shareholder equity. See question #15 for the components of net debt.

17.	How much did the company contribute to its pension plans during the quarter and how much has the company contributed to its pension plans fiscal year-to-date?

The company contributed approximately $106 million during the quarter, making the year-to-date approximately $170 million.

18.	What was the effective tax rate for the quarter?

During the quarter, the company revised its expected tax rate for fiscal 2007 to 35% from 36%, excluding items impacting comparability; this revision resulted in a 33% effective tax rate for the quarter which added approximately $0.01 benefit to current quarter EPS (shown as an item impacting comparability).

19.	What is the projected tax rate for the next several quarters?

The company plans for a tax rate of 35% on pretax earnings, excluding items that impact comparability.

20.	What are the projected capital expenditures for fiscal 2007?

In the range of $400 million

21.	What is the expected net interest expense for fiscal 2007?

Approximately $225 million

22.	What was the impact of adopting FAS123R during the quarter?

Expensing of stock options resulted in recognizing increased expense of approximately $6 million pretax.

23.	Where were the third quarter’s restructuring charges classified within Consumer Foods?

Cost of goods sold—approximately $18 million
SG&A/other expense—approximately $2 million

24.	Did the company repurchase any shares during the quarter?

Yes, the company repurchased approximately 7.4 million shares of common stock during the quarter at a total cost of approximately $197 million. At quarter-end, the company had approximately $300 million of authorized repurchases remaining under its existing share repurchase program.

25.	As reported in the earnings release and prior releases, what are the main items in the third-quarter fiscal 2007 diluted EPS that will affect comparability with third-quarter fiscal 2006 diluted EPS?

Summary of major items included in diluted EPS of $0.38 for the third quarter of fiscal 2007	Third Quarter
FY07

Expense related to restructuring program	$0.03
Benefit from a lower-than-normal tax rate	$0.01
Benefit due to a legal settlement	$0.01
Income from discontinued operations	$0.01
Costs related to peanut butter recall	$0.06

Summary of major item included in diluted EPS of ($0.05) for the third quarter of fiscal 2006	Third Quarter
FY06

Loss from discontinued operations largely due to impairment charges	$0.24
Expense related to restructuring charges	$0.06
Expense related to a note receivable	$0.06
Expense reflecting the adjustment of a litigation reserve	$0.02
Benefit from lower-than-normal tax rate	$0.02
Impairment charges associated with an equity investment	$0.02

26.	Does the company have any comment on how the recent divestitures should impact SG&A cost reduction goals?

The company is aggressively pursuing SG&A cost reductions, particularly focusing on costs that were associated with the recently divested businesses. As part of the divestiture agreements, the company is providing some transition services to the buyers; the company will therefore not significantly change all of the applicable SG&A activities or reduce the related costs until it stops providing the services. The buyers are reimbursing the company for these services, and the company considers the amount of the reimbursement to roughly represent amounts identified for cost reduction once the services and reimbursement have stopped. Excluding reimbursement for direct pass-through costs, buyer payment to

ConAgra Foods during the fiscal 2007 third quarter was approximately $15 million for fixed-cost related items.

27.	Given the changes to discontinued operations and other items in fiscal 2006 that occurred after the fourth quarter fiscal 2006 earnings release, what are the major items impacting EPS comparability for continuing operations in the fourth quarter of fiscal 2006?

Major Items Affecting Fourth-Quarter Fiscal 2006 EPS

Included in the $0.11 diluted EPS from Continuing Operations (EPS amounts rounded and after tax):

•

Expense of $0.09 per diluted share, or $79 million pretax, for restructuring charges related to programs designed to reduce the company’s ongoing operating costs. These are classified as $44 million of expense within the Consumer Foods segment (Cost of Goods Sold of $15 million and SG&A expense of $29 million), $5 million of SG&A expense within the Food and Ingredients segment, and $30 million of SG&A expense within corporate.

•	Expense of $0.04 per diluted share, or $36 million pretax, for a charge related to a note receivable, which is included within corporate.
•

Expense of $0.05 per diluted share, or $24 million, resulting from asset impairment charges associated with an equity method investment, and classified within the results of equity method investment earnings (loss). There is no tax benefit related to these charges.

•	Expense of $0.03 per diluted share, or $26 million pretax, for a charge related to early retirement of debt, which is included within corporate.
•	Benefit of $0.04 per diluted share for a lower than normal tax rate.

Note on Forward-Looking Statements:

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility to update these statements. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, future economic circumstances, industry conditions, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, the ultimate impact of the company’s peanut butter recall, the company’s ability to execute its operating and restructuring plans, access to capital, actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date made.